Exhibit 13.2

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Sanofi, a French société anonyme (the “Company”), does hereby certify, to such officer’s knowledge, that:

The annual report on Form 20-F for the year ended December 31, 2016 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 2, 2017

By:	/s/ Jérôme Contamine
Jérôme Contamine
Executive Vice President Chief Financial Officer (1)

A signed original of this written statement required by Section 906 has been provided to Sanofi and will be retained by Sanofi and furnished to the Securities and Exchange Commission or its staff upon request.

(1)	Principal financial officer.